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                                                                     EXHIBIT 8.1

                      [ANDREWS & KURTH L.L.P. LETTERHEAD]

                                February 1, 1999

Santa Fe Energy Resources, Inc.
1616 South Voss Road
10th Floor
Houston, Texas 77057

                                  TAX OPINION

Gentlemen:

   We have acted as counsel for Santa Fe Energy Resources, Inc., a Delaware corporation ("Santa Fe"), in connection with the Agreement and Plan of Merger, dated as of January 13, 1999 (the "Merger Agreement"), by and between Santa Fe and Snyder Oil Corporation, a Delaware corporation ("Snyder"), pursuant to which Snyder will be merged with and into Santa Fe.

   All statements of legal conclusions attributable to us in the discussion under the caption "Material U.S. Federal Income Tax Consequences" in the joint proxy statement/prospectus included in the Registration Statement on Form S-4 of Santa Fe filed in respect of the transactions contemplated in the Merger Agreement reflect our opinion with respect to the matters set forth therein.

   We hereby consent to the references to our firm and this opinion contained in the joint proxy statement/prospectus included in the Registration Statement.

                                          Very truly yours,

                                          /s/ Andrews & Kurth L.L.P.